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Exhibit 23.3

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

        Vertex Pharmaceuticals Incorporated ("Vertex") was unable after reasonable efforts to obtain the written consent required by Section 7 of the Securities Act of 1933, as amended (the "Securities Act") of Arthur Andersen LLP ("Andersen"), PanVera Corporation's former independent public accountants, to incorporate by reference the report of Andersen, dated October 20, 2000, on the financial statements of PanVera Corporation for the years ended September 30, 2000 and 1999. Such report appears in the Annual Report on Form 10-K filed by Vertex with the Securities and Exchange Commission on March 31, 2003. Rule 437a of the Securities Act permits Vertex to dispense with the requirement to file the written consent of Andersen. Accordingly, Vertex's stockholders may be unable to assert a claim against Andersen under Section 11(a) of the Securities Act.

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  Exhibit 23.3
NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP